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                                FORM 8-K


                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, DC   20549


                             CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of
                  The Securities Exchange Act of 1934


DATE OF REPORT (Date of earliest event reported):  August 13, 1999


                CANTERBURY INFORMATION TECHNOLOGY, INC.
         (Exact name of registrant as specified in its charter)



Pennsylvania                      0-1558                      23-2170505
(State or other juris-     (Commission File Number)         (IRS Employer
diction of incorporation)                                 Identification No.)


                           1600 Medford Plaza
                       Route 70 & Hartford Road
                      Medford, New Jersey 08055
                (Address of Principal Executive Offices)


             Registrant's telephone number:  (609) 953-0044



                  CANTERBURY CORPORATE SERVICES, INC.
                      (Former Name of Registrant)

                                FORM 8-K

ITEM 5.   OTHER EVENTS

     On August 13, 1999, the Registrant entered into a Letter of Intent to to acquire certain assets and assume certain limited liabilities of U.S. Communications, Inc. ("USC") a wholly owned subsidiary of Condor Technology Solutions, Inc. (Nasdaq - CNDR), subject to due diligence and a definitive purchase agreement.

     The Registrant will acquire certain existing trade receivables and payables of USC in exchange for $900,000 worth of the Registrant's restricted common stock. The number of shares will be determined the day before Closing by dividing the purchase price of $900,000 by the closing price of the stock on that date. The number of shares will be rounded off to the nearest whole share. Condor will deliver to the Registrant at Closing $300,000 more in guaranteed accounts receivables than accounts payables. The receivables will be guaranteed and indemnified by Condor as to their collectibility.

     The above summary information does not purport to be complete, and is qualified in its entirety by reference to the Letter of Intent filed as
Exhibit 1 to this Form 8-K.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          A.   Financial Statements:
               None.
               B.   Proforma Financial Statements:
               None.
          C. Exhibits:
               1. Letter of Intent between Canterbury Information Technology, Inc. and Condor Technology Solutions, Inc. dated August 9, 1999.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CANTERBURY INFORMATION TECHNOLOGY, INC.

                              BY:  /s/Stanton M. Pikus
                                   STANTON M. PIKUS, President
Dated:  August 20, 1999